Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

LEAF EQUIPMENT LEASING INCOME FUND III, L.P.

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “LEASE EQUITY APPRECIATION FUND III, L.P.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MAY, A.D. 2006, AT 10:30 O’CLOCK A.M.

4159420 8100

Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 4748218
060462431	DATE: 05-16-06

State of Delaware Secretary of State Division of Corporations Delivered 10:30 AM 05/16/2006 FILED 10:30 AM 05/16/2006 SRV 060462431 – 4159420 FILE
STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP
•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:
•	First: The name of the limited partnership is

LEASE EQUITY APPRECIATION FUND III, L.P.

•	Second: The address of its registered office in the State of Delaware is

110 S. POPLAR STREET, SUITE 101 in the city of

WILMINGTON, DE 19801

The name of the Registered Agent at such address is ANDREW M. LUBIN

•	Third: The name and mailing address of each general partner is as follows:

LEAF FINANCIAL CORPORATION

GENERAL PARTNER

1818 MARKET STREET, 9TH FLOOR

PHILADELPHIA, PA 19103

•	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of Lease Equity Appreciation Fund III, L.P. as of May 15 2006.

LEASE EQUITY APPRECIATION FUND III, L.P.
By:	LEAF FINANCIAL CORPORATION GENERAL PARTNER

Miles Herman, President and Chief Executive Officer